| | | | |
|---|---|---|---|
| POLICY NUMBER | 3213140W | POLICY DATE | MARCH 7, 2008 |
| INSURED | RYAN A SEDDON | FACE AMOUNT | $5,000,000 |
| ISSUE AGE | 31 MALE | PREMIUM INTERVAL | ANNUAL |
| | | PREMIUM CLASS | STANDARD NO TOBACCO |
| INITIAL PREMIUM | $2,900.00 | | |
| ISSUE DATE | FEBRUARY 29, 2008 | EXPIRY DATE | MARCH 7, 2072 |

## IMPORTANT - READ YOUR POLICY CAREFULLY

This is a legal contract between you and ReliaStar Life Insurance Company. This contract is called a Policy. The word "you" means the Policy Owner. The application shows the name of the Policy Owner. The word "we" means the ReliaStar Life Insurance Company. We promise to pay the Death Benefit to the Beneficiary subject to the provisions of this Policy. See "Payments By Us," for description of the Death Benefit. The Beneficiary is the party that you name. We will pay the Death Benefit when we receive proof of death of the Insured. The Policy Data Page shows the name of the Insured. Age at any time is the Issue Age shown on the Policy Data Page increased by the number of policy years completed. For information or service on this Policy, contact the person who sold you this Policy, or any of our offices including our Home Office.

## NOTICE - RIGHT TO CANCEL

**You have a right to return this Policy. Read it carefully. If you do not want this Policy, you may deliver or mail it to the person who sold it to you or to any of our offices including our Home Office. You must do this by the twentieth day after you receive this Policy. All payments made for this Policy will be returned to you within ten days after the returned Policy is received at the Home Office or Administrative Office.**

## RELIASTAR LIFE INSURANCE COMPANY

**A Stock Company**

**Home Office:**
20 Washington Avenue South
P.O. Box 20
Minneapolis
Minnesota 55440

**Administrative Office:**
2000 21st Avenue NW
Minot
North Dakota 58703-0890

Executed at our Home Office.

Secretary

President

## INDETERMINATE PREMIUM TERM LIFE INSURANCE POLICY TO AGE 95 WITH EXCHANGE OPTIONS AND PREMIUM ADJUSTMENT PROVISION NON-PARTICIPATING

## POLICY SUMMARY

This is a Non-Participating Indeterminate Premium Term Life Insurance Policy to Age 95 with Exchange Options and a Premium Adjustment provision. The Face Amount remains unchanged as long as the Policy is in force. Premiums are payable to age 95, or until the Insured's death, whichever comes first. During the Initial Term Period, premiums are level and are based on the plan elected by you at the time of application. After the Initial Term Period, premiums may increase but will never be greater than those shown in the Schedule of Maximum Premium by Year.

## POLICY DATA

POLICY NUMBER: 3213140W

POLICY DATE: MARCH 7, 2008

INSURED: RYAN A SEDDON

FACE AMOUNT: $5,000,000

ISSUE AGE: 31 MALE

PREMIUM INTERVAL: ANNUAL

INITIAL PREMIUM: $2,900.00

PREMIUM CLASS: STANDARD NO TOBACCO

ISSUE DATE: FEBRUARY 29, 2008

EXPIRY DATE: MARCH 7, 2072

### SCHEDULE OF FACE AMOUNT AND PREMIUM BY PLAN

| PLAN | FACE AMOUNT | YEARS OF COVERAGE | ANNUAL PREMIUM POLICY YEAR 1 | ANNUAL PREMIUM YEARS PAYABLE |
|---|---|---|---|---|
| INDETERMINATE PREMIUM TERM INSURANCE TO AGE 95 WITH EXCHANGE OPTIONS AND PREMIUM ADJUSTMENT PROVISION | $5,000,000 | 64 | $2,900.00 | SEE NEXT PAGE |

INITIAL TERM PERIOD: 10 POLICY YEARS

### SCHEDULE OF RIDERS

TERMINAL ILLNESS ACCELERATED BENEFIT RIDER: THE MAXIMUM AMOUNT WHICH MAY BE REQUESTED IS THE LESSER OF 25% OF THE ELIGIBLE DEATH BENEFIT DEFINED IN THE RIDER OR $250,000. THE MINIMUM AMOUNT WHICH MAY BE REQUESTED IS $5,000.

TOTAL PREMIUM $2,900.00

### PREMIUM FOR POLICY YEAR 1

| PREMIUM INTERVAL | ANNUAL | SEMI-ANNUAL | QUARTERLY | MONTHLY |
|---|---|---|---|---|
| PREMIUM | $2,900.00 | $1,508.00 | $768.50 | $275.50 |

INSURED: RYAN A SEDDON POLICY NUMBER: 3213140W

MAXIMUM PREMIUMS FOR ALL YEARS ARE SHOWN BELOW IN THE SCHEDULE OF MAXIMUM PREMIUM BY YEAR. THE PREMIUM ACTUALLY CHARGED MAY BE LOWER BUT NEVER HIGHER THAN THE MAXIMUM PREMIUM SHOWN.

SCHEDULE OF MAXIMUM PREMIUM BY YEAR

FOR PREMIUM INTERVALS OTHER THAN ANNUAL, MULTIPLY YOUR PREMIUM BY THE APPROPRIATE MODAL FACTOR SHOWN BELOW:

| PREMIUM INTERVAL | MODAL FACTOR |
|---|---|
| SEMI-ANNUAL | 0.52 |
| QUARTERLY | 0.265 |
| MONTHLY | 0.095 |

| POLICY YEAR | MAXIMUM ANNUAL PREMIUM PAYABLE FOR BASIC POLICY |
|---|---|
| 1 | $ 2,900.00 |
| 2 | 2,900.00 |
| 3 | 2,900.00 |
| 4 | 2,900.00 |
| 5 | 2,900.00 |
| 6 | 2,900.00 |
| 7 | 2,900.00 |
| 8 | 2,900.00 |
| 9 | 2,900.00 |
| 10 | 2,900.00 |
| 11 | 27,700.00 |
| 12 | 30,350.00 |
| 13 | 33,300.00 |
| 14 | 36,800.00 |
| 15 | 40,850.00 |
| 16 | 44,700.00 |
| 17 | 48,900.00 |
| 18 | 51,350.00 |
| 19 | 54,150.00 |
| 20 | 58,150.00 |
| 21 | 62,900.00 |
| 22 | 69,350.00 |
| 23 | 76,350.00 |
| 24 | 85,300.00 |
| 25 | 96,300.00 |
| 26 | 107,500.00 |
| 27 | 119,600.00 |
| 28 | 129,900.00 |
| 29 | 141,800.00 |
| 30 | 156,150.00 |
| 31 | 173,650.00 |
| 32 | 195,000.00 |
| 33 | 219,000.00 |
| 34 | 244,200.00 |
| 35 | 270,800.00 |

MAXIMUM PREMIUMS CONTINUED ON NEXT PAGE

MAXIMUM PREMIUMS CONTINUED FROM PREVIOUS PAGE

SCHEDULE OF MAXIMUM PREMIUM BY YEAR

| POLICY YEAR | MAXIMUM ANNUAL PREMIUM PAYABLE FOR BASIC POLICY |
|---|---|
| 36 | $ 297,750.00 |
| 37 | 325,050.00 |
| 38 | 354,450.00 |
| 39 | 384,900.00 |
| 40 | 421,800.00 |
| 41 | 463,100.00 |
| 42 | 517,350.00 |
| 43 | 574,600.00 |
| 44 | 634,800.00 |
| 45 | 700,600.00 |
| 46 | 772,350.00 |
| 47 | 855,650.00 |
| 48 | 952,950.00 |
| 49 | 1,065,300.00 |
| 50 | 1,187,800.00 |
| 51 | 1,327,250.00 |
| 52 | 1,472,500.00 |
| 53 | 1,629,150.00 |
| 54 | 1,802,550.00 |
| 55 | 1,996,300.00 |
| 56 | 2,211,000.00 |
| 57 | 2,445,500.00 |
| 58 | 2,696,800.00 |
| 59 | 2,961,950.00 |
| 60 | 3,238,600.00 |
| 61 | 3,498,850.00 |
| 62 | 3,770,100.00 |
| 63 | 4,056,200.00 |
| 64 | 4,358,450.00 |

## GENERAL PROVISIONS

THE CONTRACT: This Policy is a legal contract. This Policy, the attached application, and any attached riders, endorsements or amendments make up the whole contract. We issue this Policy in return for the written application and the payment of the initial premium. Unless there is fraud, legally the statements made by you or by the Insured are representations and not warranties. No such statements made shall be used in defense of a claim under the Policy unless it is contained in the written application and a copy of the application is attached to the Policy when issued or delivered.

Any change or waiver of the provisions of this Policy must be in writing and signed by the President, a Vice President, or the Secretary of the Company.

POLICY DATES AND ANNIVERSARIES: The Policy Date is used to calculate Premium Due Dates, Policy Anniversaries and Policy Years. The first Policy Anniversary is one year after the Policy Date. The period between the Policy Date and the first Policy Anniversary, or from one Anniversary to the next, is called a Policy Year.

OWNER: The Owner is the person named in the application who may exercise all ownership rights granted under this Policy during the lifetime of the Insured. The word "you" in this Policy refers to the Owner.

BENEFICIARY: The Beneficiary is the person or persons named in the application who have the right to the Death Benefit. When the Insured dies, we will pay the Death Benefit to the Primary Beneficiary or to the Contingent Beneficiary if no Primary Beneficiary is then living.

If there is no named Beneficiary living at the death of the Insured, we will pay the Death Benefit to you. If you are the Insured, we will pay the Death Benefit to your estate.

If a Beneficiary dies simultaneously with an Insured, or within 15 days after an Insured but before due proof of the Insured's death has been received at the Administrative Office of our Company, the Death Benefit shall be payable as if such Beneficiary had died before the Insured, unless you have directed otherwise.

You have the right to change Beneficiaries unless you have specified, in writing, that a Beneficiary is irrevocable. To change Beneficiaries, a written request satisfactory to us must be received and recorded at our Administrative Office. The request must be signed by you, and also by the Beneficiary if the Beneficiary is irrevocable. The change will then take effect as of the date on which the request was signed. This provision is subject to any payments made or other action taken by us.

CONTESTABILITY: We have a right to contest the validity of this Policy based on material misrepresentations made in the initial application for two years from the Issue Date, during which time the Insured was living. Thereafter, we may contest this Policy only if premiums due are not paid by the end of the Grace Period.

For any reinstatement, we cannot argue against its validity after such reinstatement has been in force for two years from its effective date, during which time the Insured was living. The basis for any contest after reinstatement will be limited to material misrepresentations on the application for reinstatement.

SUICIDE: If the Insured commits suicide, while sane or insane, within two years of the Issue Date, we will pay only the amount of premiums paid to us.

## GENERAL PROVISIONS (continued)

MISSTATEMENT OF AGE OR SEX: If the Insured's age or sex has been misstated, any amount that we will pay at any time will be the amount that the premium would have bought at the correct age and sex.

RIGHT TO ASSIGN OR GIVE AWAY: You may assign or give away any of your rights under this Policy unless you state otherwise in writing. To assign or give away any of your rights, we must receive written notice of it at our Administrative Office. We will not be responsible for the validity of any action or payment concerning it.

TRUST: We will allow a Trust to become the Owner or Beneficiary of this Policy. We will deal with the Trustee of the Trust according to the contents of this Policy without regard to any provisions, changes or amendments of any trust agreement. We shall not be responsible for any money paid to a Trust. Such payment shall fully discharge us for the amount so paid.

## POLICY PROVISIONS

EFFECTIVE DATE OF COVERAGE: The effective date of coverage is the earliest date on or after the Policy Date upon which all of the following conditions have been met: (1) the Policy has been delivered, (2) the initial premium has been paid while the Insured is living, and (3) there has been no change in the health of the Insured as shown in the application so as to increase the mortality class before such delivery and payment is complete.

PAYMENT OF PREMIUMS: Your initial premium must be paid when your Policy is delivered. All premiums after the initial premium are due and payable on or before the date they are due and must be mailed to us at our Administrative Office or paid to an authorized Agent. In order for a premium to be effective it must be received at the Administrative Office. A premium receipt signed by an officer of the Company will be furnished upon request.

You may pay your premiums once, twice, four or twelve times a year. These premiums are shown in your Policy as the annual, semi-annual, quarterly or monthly premiums. We have the right, however, not to accept a premium payment if less than $25.00.

If you decide to pay premiums once a year, your annual premium will be due on the Policy Anniversary Date of your Policy. Should you decide to pay premiums more than once a year, your semi-annual premiums will be due every six months, your quarterly premiums will be due every three months and your monthly premiums will be due every month. In each year, one of the premium due dates must fall on the Policy Anniversary Date. Except as otherwise provided in the Policy, the Policy will automatically become void if any premium is not paid when due.

PREMIUM ADJUSTMENTS: During the Initial Term Period shown on the Policy Data Page, premiums for this Policy are level and are based on the plan elected by you at the time of application. Premiums for Supplementary Benefits, if any, may not be level during this Initial Term Period. After the Initial Term Period, premiums may increase but will never be greater than those shown in the Schedule of Maximum Premium by Year.

Before each Policy Year begins, written notice of the premiums for that year will be sent to the Owner. Premiums may not be adjusted more than once a year. Any adjustment of premiums will be based on appropriate actuarial factors and expectations of future investment earnings, mortality, persistency and expenses. Each such adjustment will be on a uniform basis for all Insureds of the same policy age, sex and premium class whose policies have been in force the same length of time. No change in premium class will occur because of deterioration of health or change in occupation. This provision applies only to the basic Policy.

GRACE PERIOD: After the initial premium, payments must be made by the 31st day after the due date, otherwise this Policy will end. The Policy will be in force during these 31 days of grace. If the Insured dies during the Grace Period, we will deduct any unpaid premium from the Death Benefit.

REINSTATEMENT: If the premium is not paid by the end of the Grace Period, we will allow this Policy to be put back in force, subject to the following:

1. Your request in writing in advance;
2. Evidence of insurability satisfactory to us;
3. Payment of premium for the Grace Period in which the premium was in default with 6% interest compounded annually, plus the current premium due for reinstatement; and
4. Your reinstating this Policy within 3 years of the due date of the first unpaid premium.

PAYMENTS BY US: The Death Benefit will be the sum of:

1. The Face Amount then in force; plus
2. Any added benefit provided by a rider; plus
3. Any paid and unearned premium; less
4. Any premium then due and unpaid.

Unless an optional method of payment has been elected, the Death Benefit will be paid in a single sum. Any request for payment and proof of death under this Policy must be sent to our Administrative Office. When we pay the Death Benefit, we will require the return of this Policy.

The Death Benefit proceeds will include interest, at an annual rate equal to or greater than the most recently published Moody's Corporate Bond Yield Average-Monthly Average Corporate determined as of the date we receive written due proof of the Insured's death, from the date such proof of the Insured's death is received by us to the date the proceeds are paid.

NON-PARTICIPATING: This Policy is not entitled to share in surplus earnings. No dividends will be paid.

## EXCHANGE OPTION PROVISIONS

While in force, this Policy may be exchanged for a new policy under one of the following options according to the requirements shown. Any riders attached to this Policy at time of exchange may be included in the new policy subject to our approval. Your written request for exchange must be made in advance. No premium payment may be outstanding.

If no option is elected, this Policy will automatically continue to provide level term coverage to age 95 with increasing premiums. The maximum premiums are the premiums shown in the Schedule of Maximum Premium by Year.

EXCHANGE OPTION A: The option to convert this Policy to a permanent policy which is acceptable to the Company at the time of conversion. Evidence of insurability is not required. Requirements are:

1. This Policy may be converted on or before the earlier of the end of the Initial Term Period specified on the Policy Data Page or the Policy Anniversary coinciding with the Insured's age 75.

2. The face amount of the new policy may not exceed the Face Amount of this Policy on the effective date of conversion. The effective date of conversion is the date we receive your application for conversion accompanied by the initial premium for the new policy.

3. The face amount of the new policy may not be less than the minimum required for the plan selected. At least one plan will always be available in an amount to which this Policy may be converted.

4. The new policy will be in the same premium class as this Policy if available at the time of conversion, otherwise, in the most comparable class available at the time of conversion. The premium will be based on rates in effect for the age, sex and premium class of the Insured at the time of conversion.

5. The new policy will have a policy date and issue age corresponding to the effective date of conversion. The date of conversion is the date we receive your application for conversion accompanied by the initial premium for the new policy.

After this Policy has been in force for two years, the suicide and contestability periods will not start anew in any new policy which is issued pursuant to the exercising of Exchange Option A, except for either or both of the following conditions:

1. The new policy contains new benefits not contained in this Policy; or
2. There is an increase in the Death Benefit of the new policy.

In such case the suicide and contestability provisions of the new policy will be applicable to the new benefits and/or increase in Death Benefit as of the issue date of the new policy.

EXCHANGE OPTION B: The option to exchange this Policy for a new policy of a comparable plan as determined by the Company which may have premiums which are less than the premiums required to keep this Policy in force. Requirements are:

1. This Policy may be exchanged on or after the $10^{th}$ Policy Anniversary provided the Insured's age is 70 or less.

2. Evidence of insurability satisfactory to us must be submitted. As part of the evidence we have the right to require an examination of the Insured by a physician chosen by us. Such examination will be at our expense.

3. The face amount of the new policy may not exceed the Face Amount of this Policy at the time of exchange.

4. The premium for the new policy will be based on rates in effect at the time of exchange for the age and premium class of the Insured.

5. The new policy will have a policy date and issue age corresponding to the date on which the exchange is exercised.

6. The suicide and contestability periods of the new policy will be measured from the issue date of the new policy.

# PAYMENT OPTION PROVISIONS

We allow all or part of the amount payable under this Policy to be paid according to one of several options. Our consent to the election of an option is required if:

1. The proceeds to be settled under any option are $2,500 or less;
2. Any monthly payment or interest payment is $25 or less; or
3. Any Payee is a corporation, partnership, association, trust or assignee.

We will allow you to elect an option during the Insured's lifetime. To elect an option, we require that a written request be received at our Administrative Office. If the amount is payable in one sum, we allow the party to be paid, called the Payee, to elect an option within one month after the amount is payable.

The effective date of an option is the date of the Insured's death.

Payment under an option shall be made monthly unless requested otherwise in writing. We allow payments at 12 month, 6 month, or 3 month intervals, which will be appropriately adjusted. Under Option D, payment will begin at the end of the first interest period.

We may increase payments in any year under any of the options by additional interest credits.

If the Payee dies before the end of the certain period under options B or C, the balance of the certain payments will be paid to the beneficiary named by you or the Payee.

OPTION A. LIFE ONLY MONTHLY PAYMENT: Equal monthly payments will be made as long as the Payee lives. The amount of each payment will be calculated using the age and sex of the Payee. The age will be the Payee's age nearest birthday on the date payments begin. The amount will be calculated in accordance with Table A. This Table shows the amount of payment for each $1,000 to be settled.

OPTION B. INCOME FOR CERTAIN PERIOD AND LIFE: Equal monthly payments will be made during the selected period. Payments will continue after that period for as long as the Payee lives. The amount of each payment will be calculated using the age and sex of the Payee. The age will be the Payee's age nearest birthday on the date payments begin. Payments will be made in accordance with Table A. This Table shows the amount of payment for each $1,000 to be settled.

OPTION C. INCOME FOR CERTAIN PERIOD: Equal monthly payments continue for a selected period, up to 20 years. The rate of payments will not be less than that shown in Table B. The amounts will be calculated in accordance with Table B. This Table shows the amount of payment for each $1,000 to be settled.

OPTION D. INTEREST PAYMENT: You may name a period of time for us to hold the amount to be settled. Subject to our approval of the period of time, interest will be paid at not less than 1.5% per year. At the end of the period of time, the amount to be settled will be paid.

## TABLE A

| AGE | OPTION A Life Male | OPTION A Life Female | OPTION B Life With 10 Years Certain Male | OPTION B Life With 10 Years Certain Female |
|---|---|---|---|---|
| 50 | 3.24 | 3.00 | 3.22 | 2.99 |
| 51 | 3.31 | 3.06 | 3.29 | 3.05 |
| 52 | 3.39 | 3.13 | 3.36 | 3.11 |
| 53 | 3.47 | 3.19 | 3.44 | 3.18 |
| 54 | 3.55 | 3.26 | 3.52 | 3.25 |
| 55 | 3.63 | 3.34 | 3.60 | 3.32 |
| 56 | 3.73 | 3.41 | 3.68 | 3.39 |
| 57 | 3.82 | 3.50 | 3.77 | 3.47 |
| 58 | 3.92 | 3.58 | 3.87 | 3.56 |
| 59 | 4.03 | 3.68 | 3.97 | 3.65 |
| 60 | 4.15 | 3.78 | 4.08 | 3.74 |
| 61 | 4.27 | 3.88 | 4.19 | 3.84 |
| 62 | 4.40 | 3.99 | 4.30 | 3.94 |
| 63 | 4.54 | 4.11 | 4.43 | 4.05 |
| 64 | 4.69 | 4.23 | 4.56 | 4.16 |
| 65 | 4.85 | 4.37 | 4.69 | 4.29 |
| 66 | 5.02 | 4.51 | 4.83 | 4.42 |
| 67 | 5.20 | 4.66 | 4.98 | 4.55 |
| 68 | 5.39 | 4.83 | 5.13 | 4.69 |
| 69 | 5.60 | 5.00 | 5.29 | 4.85 |
| 70 | 5.82 | 5.19 | 5.45 | 5.00 |
| 71 | 6.05 | 5.39 | 5.62 | 5.17 |
| 72 | 6.30 | 5.61 | 5.80 | 5.35 |
| 73 | 6.57 | 5.85 | 5.97 | 5.53 |
| 74 | 6.85 | 6.11 | 6.15 | 5.72 |
| 75 | 7.15 | 6.39 | 6.33 | 5.92 |
| 76 | 7.47 | 6.69 | 6.52 | 6.12 |
| 77 | 7.82 | 7.01 | 6.70 | 6.32 |
| 78 | 8.19 | 7.36 | 6.88 | 6.53 |
| 79 | 8.59 | 7.74 | 7.06 | 6.74 |
| 80 | 9.01 | 8.16 | 7.24 | 6.95 |
| 81 | 9.47 | 8.60 | 7.41 | 7.15 |
| 82 | 9.95 | 9.09 | 7.57 | 7.35 |
| 83 | 10.47 | 9.61 | 7.73 | 7.54 |
| 84 | 11.02 | 10.18 | 7.88 | 7.71 |
| 85 | 11.61 | 10.79 | 8.02 | 7.88 |
| 86 | 12.24 | 11.45 | 8.14 | 8.03 |
| 87 | 12.91 | 12.16 | 8.26 | 8.17 |
| 88 | 13.61 | 12.91 | 8.37 | 8.29 |
| 89 | 14.37 | 13.71 | 8.47 | 8.40 |
| 90 | 15.17 | 14.55 | 8.55 | 8.50 |

## TABLE B

| OPTION C Certain Period Years | Payment |
|---|---|
| 1 | 83.90 |
| 2 | 42.26 |
| 3 | 28.39 |
| 4 | 21.45 |
| 5 | 17.28 |
| 6 | 14.51 |
| 7 | 12.53 |
| 8 | 11.04 |
| 9 | 9.89 |
| 10 | 8.96 |
| 11 | 8.21 |
| 12 | 7.58 |
| 13 | 7.05 |
| 14 | 6.59 |
| 15 | 6.20 |
| 16 | 5.85 |
| 17 | 5.55 |
| 18 | 5.27 |
| 19 | 5.03 |
| 20 | 4.81 |

Rates for ages not shown will be furnished upon request. These monthly income factors are based on the 2000 Annuity Mortality Table and interest at the rate of 1.5% per year. Rates shown above are on a per thousand basis.

## INDEX

SUBJECT PAGE

SCHEDULE AND TABLES

RELIASTAR LIFE INSURANCE COMPANY

20 Washington Avenue South    P.O. Box 20  Minneapolis, Minnesota  55440

# TERMINAL ILLNESS ACCELERATED BENEFIT RIDER

NOTICE. Benefits advanced under this Rider may or may not be taxable. As with all tax matters, you should consult a personal tax advisor to assess the impact of this benefit.

## THE CONTRACT

RIGHT TO EXAMINE RIDER. This Rider may be returned within 20 days after its receipt to the agent through whom this Policy was purchased or to our Home Office. Upon cancellation, it will be void from the beginning.

CONSIDERATION. This Rider is attached to and is a part of this Policy. Unless changed by this Rider, all provisions, exclusions, and limitations of this Policy remain the same and apply to this Rider. There is no charge for this Rider prior to the time Rider benefits are applied for. It is issued in consideration of the application.

RENEWABILITY. We will not cancel this Rider. Unless you request termination of this Rider, it will remain in force as long as this Policy remains in force.

## DEFINITIONS

WE, OUR, US, YOU, YOUR. As used in this Rider, the terms "we", "our", and "us" refer to ReliaStar Life Insurance Company. The terms "you" and "your" refer to the Policy Owner.

EFFECTIVE DATE. The Effective Date of this Rider will be as follows:

1. For a Rider requested in the original application for this Policy, the Effective Date will be the Policy Date.

2. For a Rider requested after the Policy Date, the Effective Date will be the date shown on a supplement to the Policy Data page.

3. For any insurance that has been reinstated, or for any increase in coverage, the Effective Date of such coverage under this Rider will be the effective date of such coverage described in this Policy.

ELIGIBLE DEATH BENEFIT. At any point in time, the Eligible Death Benefit for the Insured is the Death Benefit or Amount of Insurance on the life of the Insured provided by this and any other Policy in force with us and owned by you. Any increase in the Death Benefit or Amount of Insurance will automatically be reflected in the calculation of the Eligible Death Benefit at the time the increase or decrease becomes effective.

BENEFIT RATIO. The Benefit Ratio is the result of dividing (a) by (b) where:

(a) is the requested portion of the Eligible Death Benefit; and

(b) is the Death Benefit or Amount of Insurance under this Policy.

## DEFINITIONS (continued)

ADMINISTRATIVE EXPENSE CHARGE. The Administrative Expense Charge will be $100.

PHYSICIAN. Physician means an individual who is licensed to practice medicine and treat illness or injury in the state in which treatment is received and who is acting within the scope of that license. Physician does not include:

1. the Insured;
2. the Owner;
3. a person who lives with the Insured or Owner; or
4. a person who is part of the Insured's or Owner's Immediate Family.

IMMEDIATE FAMILY. Immediate Family means a spouse, child, brother, sister, parent, or grandparent of the Insured or the Owner, or a child, brother, sister, parent, or grandparent of the spouse of the Insured or Owner.

TERMINAL ILLNESS. Terminal Illness is a noncorrectable medical condition that, with reasonable medical certainty, will result in the death of the Insured in less than 6 months from the date of the Physician Statement.

PHYSICIAN STATEMENT. A Physician Statement means a statement acceptable to us, signed by a Physician, which:

1. give the Physician's diagnosis of the Insured's noncorrectable medical condition;
2. states that, with reasonable medical certainty, the noncorrectable medical condition will result in the death of the Insured in less than 6 months from the date of the Physician Statement, assuming the exercise of ordinary and reasonable medical care, advice and treatment available in the same or similar communities.

## BENEFITS

DESCRIPTION OF BENEFITS. If the Insured develops a Terminal Illness, you may request an acceleration of a portion of the Eligible Death Benefit. The Eligible Death Benefit will be determined as of the date the Notice of Claim is received at our Home Office. The maximum amount of Eligible Death Benefit which you may request is the lesser of 25% of the Eligible Death Benefit or $250,000. However, in no case may the amount requested exceed the Death Benefit or Amount of Insurance on the life of the Insured provided by this Policy.

The requested portion of the Eligible Death Benefit will be subject to the following adjustments:

(a) An actuarial discount will apply to the requested portion of the Eligible Death Benefit. This discount reflects the early payment of amounts held under the Policy. It will be based on an annual interest rate which has been declared by us and the then current premium or cost of insurance rate, both of which are in effect as of the date your Notice of Claim is received at our Home Office.

(b) If, on the date we approve your request, there is a Policy loan outstanding on this Policy, a reduction to the requested portion of the Eligible Death Benefit will apply. This reduction serves to repay a portion of the Policy loan and is determined as follows: (Outstanding Policy Loan) x (Benefit Ratio)

DESCRIPTION OF BENEFITS. (continued)

(c) A deduction will be made for the Administrative Expense Charge.

The actual payment to you will be equal to the requested portion of the Eligible Death Benefit minus (a), minus (b), and minus (c) above. This is your Accelerated Benefit Payment. Once an Accelerated Benefit Payment has been made, no future Accelerated Benefit Payments will be made.

WAIVER OF PREMIUMS OR COST OF INSURANCE. If all of the following occur:

1. a Waiver of Premium Rider or a Waiver of Cost of Insurance Rider on the Insured is attached to this Policy;

2. that Rider is in force at the time of the claim for this Rider's benefits; and

3. Proof of Terminal Illness is submitted and approved;

then for purposes of any Waiver of Premium Rider or for purposes of any Waiver of Cost of Insurance Rider that is in force, the Insured will be deemed to be Totally Disabled for as long as the most recently provided Proof of Terminal Illness continues to apply.

CONDITIONS FOR THE ACCELERATED BENEFIT PAYMENT. The Accelerated Benefit Payment is subject to the following conditions:

1. This Policy must be in force other than as Extended Term Insurance or Reduced Paid-Up Insurance.

2. There must be at least two years remaining from the date the Notice of Claim is received at our Home Office to the expiration or maturity date of the Policy.

3. During the lifetime of the Insured, we must receive Proof of Terminal Illness that is acceptable to us.

4. No prior request for an Accelerated Benefit Payment may have been made under this or any other Terminal Illness Accelerated Benefit Rider issued by us with respect to the Insured. If more than one request is received at the same time, the Insured will determine which request is deemed to have been received first and the other requests will be returned.

5. We must receive a consent form from all irrevocable beneficiaries, if any, and all assignees, if any. We also reserve the right to require a consent form from a spouse, the Insured, other beneficiaries, or any other person if, in our discretion, such person's consent is necessary to protect our interests.

6. This Rider provides for the advance of a portion of the Eligible Death Benefit of this Policy. This is not meant to cause involuntary access to proceeds ultimately payable to the beneficiary. Therefore, this benefit is not available:

   (a) if either you or the Insured is required by law to use this benefit to meet the claims of creditors, whether in bankruptcy or otherwise; or

   (b) if either you or the Insured is required by a government agency to use this benefit in order to apply for, obtain, or otherwise keep a government benefit or entitlement.

LIMITATIONS. No benefit will be provided by this Rider if Terminal Illness results from intentionally self-inflicted injuries.

## ADJUSTMENTS TO THE POLICY

After an Accelerated Benefit Payment is made, the Policy will remain in force subject to the following adjustments:

1. The Policy's Death Benefit or Amount of Insurance, its Guaranteed Cash Value, if any, its Cash Value, if any, and its required Premium, if any, will be reduced by the Benefit Ratio.

2. Any outstanding Policy loan will be reduced by the portion of the Policy loan repaid as specified in the Description of Benefits provision of this Rider.

3. We will mail to you, for attachment to the Policy, a new Policy Data page resulting from the Accelerated Benefit Payment.

## CLAIMS

NOTICE OF CLAIM. Written Notice of Claim may be given to us any time after the date the Insured develops a Terminal Illness as defined in this Rider. Notice of Claim must identify the Insured and be sent to us at our Home Office or given to one of our agents.

CLAIM FORMS. We will send claim forms to the Owner when Notice of Claim is received. If we do not mail the claim form within 15 days, the Owner will be considered to have complied with the Proof of Terminal Illness requirements by giving us a Physician Statement acceptable to us and a written statement of the nature and extent of the Terminal Illness.

PROOF OF TERMINAL ILLNESS. Written proof of the Insured's Terminal Illness must be received by us before we will make a Benefit payment. This proof will include a properly completed claim form and a Physician Statement acceptable to us. We may request additional medical information from the Physician submitting the statement. We will not unreasonably withhold our acceptance of Proof of Terminal Illness.

PHYSICAL EXAMINATION. At our expense, we reserve the right to have a Physician of our choosing examine the Insured prior to making an Accelerated Benefit Payment. In the event that the Physician we choose provides a different diagnosis of the Insured's medical condition, we reserve the right to rely on the Statement from the Physician of our choosing for claim purposes.

TIME OF PAYMENT OF CLAIMS. All benefits described in this Rider will be available as soon as we receive satisfactory Proof of Terminal Illness.

PAYMENT OF CLAIMS. All Rider benefits will be paid to the Owner. Upon the death of the Owner, we will pay the benefits to the estate of the Owner.

## GENERAL PROVISIONS

REPRESENTATIONS AND CONTESTABILITY. All statements made in the application for this Rider by or on behalf of the Insured will, in the absence of fraud, be deemed representations and not warranties. The validity of this Rider with respect to the Insured will not be contestable after it has been in force for 2 years from its issue date during which time the Insured was living.

Any increase in coverage effective after the Policy Date or any reinstatement will not be contestable after such increase or reinstatement has been in force for 2 years from its effective date during which time the Insured was living. A contest will be based only on the application for the increase or reinstatement.

REINSTATEMENT. If this Policy is reinstated, this Rider will also be reinstated.

INCORRECT AGE OR SEX. If there is an error in the age or sex of the Insured, the benefits available under this Rider will be the amount that would be available based on the Death Benefit amount that this Policy would have provided at the correct age or sex.

CONFORMITY WITH STATE STATUTES. If any provision of this Rider is in conflict with the laws of the state in which the Insured resides on the Effective Date of this Rider, the provision is automatically amended to meet the minimum requirements of such laws.

TERMINATION OF RIDER. This Rider terminates:

1. on the day we receive written request of the Owner;
2. upon termination of this Policy; or
3. when this Policy reaches its Maturity Date, if any.

Coverage will terminate at 12:00 midnight on any given termination date.

Secretary